UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2000

BACH-HAUSER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26953	88-0390697
(State of	(Commission	(I.R.S. Employer
organization)	File Number)	Identification No.)

2080 E. Flamingo Rd., Suite 112, Las Vegas, NV 89119
(Address of princpal executive offices)

Registrant's telephone number, including area code (702) 650-5660

ITEM 5 Other Events

On September 14, 2000, the Company filed a Certificate of Change pursuant to NRS 78.207 and 78.209 increasing the Company's authorized common stock from 50,000,000 shares to 100,000,000 shares. This increase correponds with the 2:1 forward split adopted by the Board of Directors on April 24, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Playandwin, Inc.

By: /s/ Peter Preston
Peter Preston, President

Date: September 25, 2000